Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-66090 and 333-115148-01) of West Coast Power LLC of our report dated March 4, 2004 relating to the financial statements, which appears in this Form 10-K/A Amendment No. 1.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

January 25, 2005